ROTHGERBER JOHNSON & LYONS LLP
                      1200 17th Street, Suite 3000
                      Denver, Colorado  80202-5839

                             (303) 623-9000


                             August 2, 2001




Larry Greene
U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549-1004

Re:  Choice Funds/Choice Long-Short Fund
     Amendment to Registration Statement on Form N-1A
     SEC File No. 333-83419
     Investment Company Act Registration No. 811-09485

Dear Mr. Greene:

     Please be advised that the Statement of Additional Information for the Choice Long-Short Fund have been amended pursuant to Rule 485(b).
The amendment is a non-material change that the registrant, Choice Funds, deems appropriate per Rule 485(b)(1)(v). Included for your reference is a red-lined copy of the filing. Also included with the filing is a letter directed to the U.S. Securities and Exchange Commission as required by Rule 485(b)(4).

     Thank you for your consideration.

                              Sincerely yours,

                              ROTHGERBER JOHNSON & LYONS LLP

                              /s/ Philip A. Feigin

                              Philip A. Feigin

cc:  Choice Funds